EXHIBIT 10.40

FIRST AMENDMENT TO THE TRADEMARK LICENSE AGREEMENT

THIS AMENDMENT (the “First Amendment”) is made and entered into as of the 18th day of November, 2015 (“Effective Date”) by and between UGI Corporation, a Pennsylvania Corporation (“Licensor”), AmeriGas, Inc., a Pennsylvania Corporation (“AmeriGas”), AmeriGas Propane, Inc., a Pennsylvania Corporation (“General Partner”), AmeriGas Partners, L.P., a Delaware limited partnership (“Partnership”), and AmeriGas Propane, L.P., a Delaware limited partnership (“Operating Partnership”). AmeriGas, the General Partner, the Partnership, and the Operating Partnership may be referred to in this Agreement individually as “Licensee” or collectively as “Licensees.”

WHEREAS, Licensor and Licensees are parties to the Trademark License Agreement, dated April 19, 1995 (“Agreement”), and;

WHEREAS, Licensor and Licensees now desire to further modify the Agreement;

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.	The last sentence of the first paragraph is deleted, and the following is inserted in its place:

“AmeriGas, the General Partner, the Partnership, and the Operating Partnership may be referred to in this Agreement individually as “Licensee” or collectively as “Licensees.”

B.	Section 1 of the Agreement is deleted, and the following is inserted in its place:

“Licensor owns all right, title and interest in the trademarks and service marks listed on the attached Schedule A, including the U.S. federal registrations for these marks, as well as any future registrations or amendments (collectively, the “Mark”), and the goodwill associated with the Mark.”

C.	Section 2 of the Agreement is deleted, and the following is inserted in its place:
“Licensor and/or its controlled affiliates have used the Mark in connection with its propane distribution business, including, but not limited to, those goods and services identified on the attached Schedule A (the “Good and Services”).”

D.
Original Agreement. No other terms of the Agreement are modified in any way, other than as set forth in this Amendment. The parties hereby affirm and ratify all of the terms of the Agreement not modified herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

UGI Corporation By: /s/ Kirk R. Oliver Name: Kirk R. Oliver Title: Chief Financial Officer	AMERIGAS, INC. By: /s/ Monica M. Gaudiosi Name: Monica M. Gaudiosi Title: General Counsel
AMERIGAS PROPANE, INC. By: /s/ Monica M. Gaudiosi Name: Monica M. Gaudiosi Title: General Counsel
AMERIGAS PARTNERS, L.P. By: AMERIGAS PROPANE, INC., as its General Partner By: /s/ Monica M. Gaudiosi Name: Monica M. Gaudiosi Title: General Counsel
AMERIGAS PROPANE, L.P. By: AMERIGAS PROPANE, INC., as its General Partner By: /s/ Monica M. Gaudiosi Name: Monica M. Gaudiosi Title: General Counsel

Schedule A

Mark	Status	Registration No.	Registration Date	Class / Goods and Services
AMERIGAS	Registered	1,811,297	12/14/1993	Class 35: Distributorship services in the field of LP gas, LP gas products and equipment
AMERIGAS	Registered	4,798,689	8/25/2015
Class 04: Energy commodities, namely, propane gas

Class 35: Retail stores featuring propane gas

Class 37: Propane cylinder exchange services, namely, refurbishment, refilling and exchange of propane gas cylinders; installation of propane storage tanks; installation, maintenance and repair of fuel distribution systems comprised of gas or liquid fuel distribution piping, connectors, regulators, storage tanks, equipment and appliances

Class 39: Transportation of propane gas by way of truck, rail and pipeline

AMERIGAS (Stylized)	Registered	4,798,688	8/25/2015
Class 04: Energy commodities, namely, propane gas

Class 35: Retail stores featuring propane gas

Class 37: Propane cylinder exchange services, namely, refurbishment, refilling and exchange of propane gas cylinders; installation of propane storage tanks; installation, maintenance and repair of fuel distribution systems comprised of gas or liquid fuel distribution piping, connectors, regulators, storage tanks, equipment and appliances

Class 39: Transportation of propane gas by way of truck, rail and pipeline